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                                                                     EXHIBIT 5.1

     OPINION OF STRADLING YOCCA CARLSON & RAUTH, A PROFESSIONAL CORPORATION

                               December 26, 2000


Fidelity National Financial, Inc.
17911 Von Karman Avenue
Suite 300
Irvine, CA 92614

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Fidelity National Financial, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 2,000,000 shares of the Company's common stock , $.0001 par value ("Common Stock"), issuable under the Company's 1998 Stock Incentive Plan, as amended (the "1998 Plan"); (ii) an aggregate of 1,000,000 shares of the Common Stock issuable under the Company's 1991 Stock Option Plan, as amended (the "1991 Plan"); and (iii) 2,856,716 shares of Common Stock issuable by the Company upon the exercise of stock options granted outside of a stock option plan. We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above. Based on the foregoing, it is our opinion that the 2,000,000 and 1,000,000 shares of Common Stock, when issued under the 1998 Plan and 1991 Plan, respectively, and against full payment therefor in accordance with the terms and conditions of the 1998 Plan and 1991 Plan, will be legally and validly issued, fully paid and nonassessable, and that the 2,856,716 shares of Common Stock, when issued pursuant to the terms of the related stock option grants and against full payment therefor in accordance with the terms and conditions of such grants, will be legally and validly issued, fully paid and nonassessable. We consent to the use of this opinion as an exhibit to the Registration Statement.


                                                 Very truly yours,

                                             /s/ Stradling Yocca Carlson & Rauth

                                               STRADLING YOCCA CARLSON & RAUTH